UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2008 (February 5, 2008)

MISONIX, INC.

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation)

1-10986 (Commission File Number)	11-2148932 (IRS Employer Identification No.)

1938 New Highway, Farmingdale, NY (Address of principal executive offices)	11735 (Zip Code)

Registrant’s telephone number, including area code (631) 694-9555

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported, on December 29, 2006 MISONIX, INC. (the “Company”) and its subsidiaries, Acoustic Marketing Research, Inc. d/b/a Sonora Medical Systems (“Sonora”) and Hearing Innovations Incorporated (“Hearing Innovations” and together with the Company and Sonora, the “Borrowers”), and Wells Fargo Bank, National Association (“Wells Fargo”), acting through its Wells Fargo Business Credit operating division, entered into a Credit and Security Agreement (the “Credit Agreement”).

On February 5, 2008, the Borrowers and Wells Fargo amended the Credit Agreement to provide that the Borrowers on a consolidated basis shall not have a Net Loss (as defined in the Credit Agreement) more than $520,000 for the fiscal quarter ending December 31, 2007, not more than $40,000 for the fiscal quarter ending March 31, 2008 and not more than $175,000 for the fiscal quarter ending June 30, 2008 (the “Amendment”).

The foregoing description of the Amendment is qualified in its entirety by reference to the provisions of the Amendment attached to this report as Exhibit 10(nnn).

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.
Exhibit 10(nnn)

Amendment to Credit and Security Agreement, dated February 5, 2008, by and among MISONIX, INC., Acoustic Marketing Research, Inc. d/b/a Sonora Medical Systems and Hearing Innovations Incorporated and Wells Fargo Bank, National Association, acting through its Wells Fargo Business Credit operating division

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2008	MISONIX, INC.

	By:	/s/ Richard Zaremba
Richard Zaremba Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 10(nnn)

Amendment to Credit and Security Agreement, dated February 5, 2008, by and among MISONIX, INC., Acoustic Marketing Research, Inc. d/b/a Sonora Medical Systems and Hearing Innovations Incorporated and Wells Fargo Bank, National Association, acting through its Wells Fargo Business Credit operating division.